UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2005

WINDSORTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-07539 (Commission File Number)	13-2599131 (IRS Employer Identification Number)
70 Lake Drive, Hightstown, NJ 08520 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (609) 426-4666

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued listing Rule or Standard; Transfer of Listing

(a)
On September 15, 2005, the Registrant commenced trading its shares of common stock, $.01 par value, on the Archipelago ExchangeSM (ArcaEx®), a facility of the Pacific Exchange, under the trading symbol QGI. Text of the press release dated September 13, 2005, titled “WindsorTech, d/b/a QSGI, Confirmed Eligible to List on the Archipelago Exchange.” is furnished as Exhibit 99.1. Text of the “Action by Unanimous Consent of Directors” is furnished as Exhibit 99.2.

(b)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1	a. Text of the press release dated September 13, 2005, titled “WindsorTech, d/b/a QSGI, Confirmed Eligible to List on the Archipelago Exchange.”
Exhibit 99.2
b. Text of the “Action by Unanimous Consent of Directors” dated September 7, 2005, authorizing the Registrant to take all actions necessary to proceed with the listing of the Corporation’s stock on the Archipelago Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSORTECH, INC.

Date: September 16, 2005	By: /S/ Edward L. Cummings
Edward L. Cummings
Vice President, Treasurer and
Chief Financial Officer